LETTER OF INTENT


     This Agreement made this 15th day of May, 1996 by and between Natural Way Technologies, Inc. (hereinafter "Natural Way") and Simple Win Investment Ltd. (hereinafter "Simple"), hereinafter collectively the "Parties".

                                    RECITALS

WHEREAS, Natural Way is desirous of acquiring all of the equity in Asia First Pharmaceutical Investment Ltd. (hereinafter "Asia"), a company wholly-owned by Simple, and;

WHEREAS, Simple is desirous of selling all of its equity interest in Asia to Natural Way upon the terms and conditions hereinafter set out;

NOW THEREFORE, in consideration of the mutual promises herein contained, the adequacy of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

     1. Natural Way agrees to acquire and Simple agrees to sell One Hundred Percent (100%) of the equity of Asia now owned by Simple at a price equal to the fair value of Asia's assets, but in no event more than US$5,000,000 and subject to completion of reasonable due diligence.

     2. Simple hereby represents and warrants that it is the sole legal owner and has the legal right to sell and convey one hundred percent (100%) of the equity interest of Asia and its subsidiary companies including its 90% equity interest in Jilin Huajia Pharmaceutical Company Limited, a joint venture operated in Meihekou City, Jilin Province PRC to Natural Way.

     3. As consideration for the afore referenced acquisition, Natural Way agrees to deposit with Simple Renminbi in an amount equal to not less than US$2,000,000 nor more than US$3,000,000 before 15 June 1996. In the event that the estimated fair value of the assets of Asia are determined to be less than the deposited amount, Simple shall refund any excess within ten (10) days after the valuation to Natural Way. In the event that the estimated fair value of the assets is greater than the deposit, Natural Way agrees to deposit an amount equal to the difference within ten (10) days after the valuation with Simple. Upon signing this letter of intent, Simple agrees that Natural Way shall have the right, which is transferable to any of Natural Way's subsidiary companies, to operate and manage Huajia until the acquisition is completed. In the event the parties are unable to successfully conclude the acquisition, the deposit shall be refunded without interest and all profits accrued during the operations of Huajia by Natural Way shall be refunded to Simple.

     4.   The  terms  and   conditions  for  the   acquisition   shall  be  more
          specifically set out in an acquisition agreement to be negotiated in good faith by and between the parties hereto.

     5. The requisite due diligence to be conducted as part of the overall evaluation by


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          Natural Way shall be concluded  not later than June 30,  1997.  Simple agrees to make all the books and records of Huajia available to Natural Way in order to facilitate the due diligence process.

     6. The closing date for the afore referenced acquisition shall be no later than June 30, 1997.

     7. Each party shall bear their own costs and expenses in concluding this transaction and each shall be responsible for its own legal and accounting expenses incident hereto.

     8. Each party hereto represents that they have not been represented by any broker or other person to whom a commission is due or other compensation is payable and if such a claim is made, the party which incurred such liability shall hold the other party harmless.

     9. Notwithstanding the place where the parties executed this Agreement, the internal laws of Hong Kong shall govern the construction of the terms and application of the provisions of this Agreement.

     10. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives and permitted assigns.

     11. This Agreement constitutes the entire agreement for the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

     12. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.


NATURAL WAY                                 SIMPLE INVESTMENT LTD.
TECHNOLOGIES, INC.


By:  /s/ illegible                          By:  /s/  illegible
   ----------------------------                --------------------------------
Title:  Chairman                            Title:  President


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